Exhibit 99.1

                   [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                                 Alliant Energy
                                                         Worldwide Headquarters
                                                       4902 North Biltmore Lane
                                                                 P.O. Box 77007
                                                         Madison, WI 53707-1007
                                                          www.alliantenergy.com
                                                          ---------------------
News Release
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FOR IMMEDIATE RELEASE            Media Contact:  Chris Schoenherr (608) 458-3924
                                                 Karen Whitmer (608) 458-4839
                            Investor Relations:  Eric Mott (608) 458-3391

ALLIANT ENERGY ANNOUNCES $0.19 PER SHARE INCREASE IN EARNINGS FROM CONTINUING OPERATIONS IN SECOND QUARTER; REMAINS ON TARGET TO MEET 2003 EARNINGS GUIDANCE Alliant Energy continues successful execution of its actions to strengthen its financial profile

      MADISON, Wis. - July 28, 2003 - Alliant Energy Corp. (NYSE: LNT) today reported income (loss) and earnings per share (EPS) from continuing operations for the second quarter of 2003 of $11.7 million and $0.13, respectively, compared to ($5.5) million and ($0.06) for the same period in 2002. Alliant Energy's net income and EPS for the second quarter of 2003 were $32.2 million and $0.35, respectively, compared to $6.3 million and $0.07 for the same period in 2002. Additional details regarding Alliant Energy's second quarter unaudited earnings are as follows (net income in millions; totals may not foot due to rounding):

                                                                        Q2 2003 *                   Q2 2002
                                                                 ------------------------- ----------------------------
Earnings from continuing operations:                              Net Income       EPS       Net Income        EPS
                                                                 ------------------------- ----------------------------
    Utility                                                       $    22.6    $    0.25    $    26.9      $    0.30
    Non-regulated (Alliant Energy Resources)                           (2.2)       (0.02)       (25.5)         (0.28)
    Parent and other (primarily taxes, interest and A&G)               (8.7)       (0.10)        (6.9)         (0.08)
                                                                 ------------------------- ----------------------------
          Total earnings from continuing operations                    11.7         0.13         (5.5)         (0.06)
Earnings from discontinued operations: **
    Operating results                                                   5.8         0.06          6.0           0.07
    Gain on sale of discontinued operations                            40.7         0.44            -             -
    Non-cash valuation and other accounting adjustments:
       Southern Hydro SFAS 133 income (loss)                           (0.1)          -           5.8           0.06
       Discontinuing depreciation, depletion and amortization
          of assets held for sale                                       6.9         0.07            -             -
       Valuation adjustments and selling costs                        (32.9)       (0.35)           -             -
                                                                 ------------------------- ----------------------------
          Total earnings from discontinued operations                  20.4         0.22         11.8           0.13
                                                                 ------------------------- ----------------------------
Net income                                                        $    32.2    $    0.35    $     6.3      $    0.07
                                                                 ========================= ============================

 * The 2003 EPS amounts have been computed based on the average shares outstanding in 2002. Alliant Energy reports the dilutive impact of increased shares outstanding as a separate earnings variance item if it is material.
** Alliant Energy has classified its oil and gas, affordable housing, Australian and SmartEnergy businesses as assets held for sale and discontinued operations.

      The lower utility earnings from continuing operations were largely due to milder weather conditions in the second quarter of 2003 compared to the same period in 2002. The positive impact on electric utility margin of several rate increases implemented in the last twelve months was largely offset by higher utility operating expenses and a higher utility effective income tax rate. The significant improvement in non-regulated results from continuing operations was primarily due to a $0.19 per share increase in the results from Alliant Energy's International business unit and $0.11 per share of asset valuation charges recorded in the second quarter of 2002.

Alliant Energy - Second Quarter 2003 Earnings
Page 2 of 6
July 28, 2003

      Alliant Energy continued to successfully execute its planned asset divestitures by closing on the sale of its Australian business in April and its affordable housing and SmartEnergy businesses in July. Alliant Energy recorded an after-tax gain on the sale of its Australian business of $41 million in the second quarter of 2003. In addition, the second quarter of 2003 results reflect after-tax charges of $33 million for valuation adjustments to reflect updated estimates of the market value of the $634 million of assets it had classified as assets held for sale as of June 30, 2003 as well as selling costs related to the asset divestitures.

      "Clearly we have made significant progress executing on the plan we announced in November 2002 to strengthen our financial profile," said Erroll
B. Davis, Jr., chairman, president and CEO of Alliant Energy. "This is evidenced by the recent completion of our $318 million common equity offering, the closing on three of our asset divestitures resulting in approximately $430 million in debt reduction and our recent announcement regarding our plans for the divestiture of our Whiting Petroleum business. With the divestiture of Whiting and our continued cost control initiatives, we will have successfully completed all five of the strategic actions. In addition, we are also pleased with the progress we are making in improving the financial performance of our core business as our earnings from continuing operations are $0.43 per share higher for the first six months of 2003 compared to the same period in 2002."

                      Earnings From Continuing Operations

      A summary of Alliant Energy's EPS from continuing operations for the second quarter is as follows:

                                                                          2003         2002         Variance
                                                                       ---------    ----------    ------------
     Utility operations:
         Operating expenses                                                                           ($.17)
         Electric margins                                                                               .16
         Effective income tax rate                                                                     (.03)
         Other                                                                                         (.01)
                                                                                                  ------------
     Total utility operations                                            $   .25      $   .30          (.05)

     Non-regulated operations business units:
         International                                                       .02         (.17)          .19
         McLeodUSA/PHONES valuation charges                                  -           (.06)          .06
         Investments ($.05 Mexico valuation adjustment in '02)               .01         (.03)          .04
         Integrated Services                                                 -           (.01)          .01
         Energy Technologies                                                 -              -            -
         Non-regulated Generation                                           (.01)        (.01)           -
         Other (primarily A&G/interest expense)                             (.04)           -          (.04)
                                                                       ---------    ----------    ------------
     Total non-regulated operations                                         (.02)        (.28)          .26

     Parent company and other                                               (.10)        (.08)         (.02)
                                                                       ---------    ----------    ------------

Earnings per share from continuing operations                             $ 0.13       ($0.06)     $   0.19
                                                                       =========    ==========    ============


      The higher utility operating expenses were due to increases in the amortization of deferred costs that are now being recovered in rates, the impact of a planned refueling outage at the Kewaunee Nuclear Power Plant in the second quarter of 2003 and higher depreciation, uncollectible customer accounts, employee benefits and insurance expenses. These items were partially offset by lower property tax and fossil generation expenses. The higher electric margins resulted from the impact of various rate increases implemented in the second half of 2002 and the first six months of 2003, including increased revenues to recover a significant portion of the cost increases previously discussed, and increased sales resulting from continued modest retail customer growth. The electric margin comparison was negatively impacted by milder weather conditions in the second quarter of 2003 compared to the same period in 2002.

Alliant Energy - Second Quarter 2003 Earnings
Page 3 of 6
July 28, 2003

      "Our customers demand safe, reliable and environmentally sound utility service and we are committed to meeting that demand," said Davis. "Continued investments in our utility infrastructure are a key component in delivering on that commitment. These investments, as well as our improved financial profile, depend on receiving appropriate rate relief. Recent rate decisions have been fair and balanced and support our commitment to our customers."

      The significant increase of $0.19 per share from Alliant Energy's International business unit was driven by a $0.15 per share increase from the company's Brazilian investments (losses of $1 million and $15 million in the second quarter of 2003 and 2002, respectively). The second quarter results included foreign currency transaction gains (losses) of $0.03 and ($0.04) in 2003 and 2002, respectively, related to $39 million in debt at one of the Brazilian operating companies. A 4.3% increase in electricity sales in the second quarter of 2003, compared to the same period in 2002, and rate increases implemented at four of the Brazilian operating companies in the first half of 2003 also contributed to the significant improvement in results. The 2002 second quarter results also included a charge of $0.03 per share related to the recovery in Brazil of the impacts of rationing and other prior costs. These items were partially offset by higher interest expense at the Brazilian companies. Earnings from Alliant Energy's New Zealand and China investments were up $0.03 and $0.01 per share, respectively.

      "Our past challenges in Brazil are well known," said Davis. "However, energy demand is increasing, several rate increases have been approved and the macro-economic factors are turning favorable. We are encouraged by the improved financial performance in the second quarter. Our position regarding this investment remains unchanged. We have no intentions to invest additional capital in this market and if we don't see sustained improvement in financial performance in the second half of the year, we will re-evaluate our commitment to the Brazil market at that time."

                            2003 Earnings Guidance

      Alliant Energy's 2003 earnings guidance for earnings from continuing operations remains a range of $1.45-1.65 per share, which includes guidance for its domestic utility operations of $1.75-1.95 per share. This guidance does not include any potential asset valuation charges that Alliant Energy may incur in 2003, the impact of certain non-cash SFAS 133 valuation adjustments or the impact of any cumulative effects of changes in accounting principles. Alliant Energy is currently unable to provide meaningful earnings guidance for its discontinued operations given uncertainties related to the timing of, and value realized from, the closing of its Whiting divestiture, the transaction structures Alliant Energy utilizes to exit its Whiting business and various other accounting adjustments or other charges and/or income related to the proposed asset sales. The guidance also assumes the Whiting business continues to be classified as held for sale until sold, and no additional businesses included in the guidance for continuing operations are classified as held for sale in 2003.

Drivers for Alliant Energy's earnings from continuing operations estimates include, but are not limited to:

o Normal weather conditions in its domestic and international utility service territories
o     Economic development and sales growth in its utility service territories
o     Continuing cost controls and operational efficiencies
o Ability of its domestic and international utility subsidiaries to recover their operating costs, and to earn a reasonable rate of return, in current and future rate proceedings as well as their ability to recover purchased power and fuel costs
o Improved results of its Brazil investments, no material adverse changes in the rates allowed by the Brazilian regulators or from the expected utility sector reform currently being considered by Brazil regulators and the ability of our Brazil investments to refinance certain debt outstanding
o     Improved results from its other non-regulated businesses

Alliant Energy - Second Quarter 2003 Earnings
Page 4 of 6
July 28, 2003

o No material permanent declines in the fair market value of, or expected cash flows from, Alliant Energy's investments
o     Other stable business conditions, including an improving economy
o     Continued access to the capital markets
o The amount of premiums incurred in connection with our planned debt reduction
o Ability of Alliant Energy to successfully execute its proposed asset divestitures at values and timelines that are consistent with the assumptions underlying its earnings guidance

                         Quarterly Earnings Conference Call

      A conference call to review the second quarter 2003 earnings and other financial issues is scheduled for Monday, July 28 at 10:00 a.m. central time. Alliant Energy Chairman, President and CEO Erroll B. Davis, Jr. and Chief Financial Officer Thomas M. Walker will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 877-668-4404 (no pass code is needed) or by listening to a webcast of the call on the company's Web site at www.alliantenergy.com/investors. A replay of the call will be available
-------------------------------
through August 1, 2003, at 800-642-1687 (domestic) or 706-645-9291
(international).  Callers should reference conference ID #1313731.  An archive of the webcast will be available on the company's Web site at www.alliantenergy.com/investors.
-------------------------------

                                         ---

      Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company (IP&L) and Wisconsin Power and Light Company (WP&L) - and of Alliant Energy Resources, Inc., the parent company of Alliant Energy's non-regulated operations. Alliant Energy is an energy-services provider that serves more than three million customers worldwide.

      This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as "expects" or "estimates" or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: the factors listed in the "2003 Earnings Guidance" section of this press release; economic and political conditions in the domestic and international service territories; federal, state and international regulatory or governmental actions, including the ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of operating costs and the earning of reasonable rates of return, as well as the payment of expected levels of dividends; Alliant Energy's ability to complete proposed asset divestitures at expected values and on expected timelines; unanticipated construction and acquisition expenditures; issues related to the supply of purchased electricity and price thereof, including the ability to recover purchased-power and fuel costs through rates; risks related to the operations of Alliant Energy's nuclear facilities; costs associated with Alliant Energy's environmental remediation efforts and with environmental compliance generally; developments that adversely impact
Alliant Energy's ability to implement its strategic plan; Alliant Energy's ability to identify and successfully complete proposed acquisitions and development projects; access to technological developments; employee workforce factors, including changes in key executives, collective bargaining agreements or work stoppages; and inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in the "2003 Earnings Guidance" section of this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy's ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all "per share" references in this release refer to earnings per diluted share.

Alliant Energy - Second Quarter 2003 Earnings
Page 5 of 6
July 28, 2003

                                                    ALLIANT ENERGY CORPORATION
                                           CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                            For the Three Months           For the Six Months
                                                                               Ended June 30,                Ended June 30,
                                                                            2003            2002           2003           2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 (in thousands, except per share amounts)
Operating revenues:
  Electric utility                                                          $444,108        $412,650       $887,133       $783,412
  Gas utility                                                                 76,392          65,366        334,273        193,607
  Non-regulated and other                                                    125,792          66,444        320,676        138,877
                                                                       -------------------------------------------------------------
                                                                             646,292         544,460      1,542,082      1,115,896
                                                                       -------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Operating expenses:
  Electric and steam production fuels                                         87,228          75,148        159,643        137,758
  Purchased power                                                             88,053          91,496        218,432        163,833
  Cost of utility gas sold                                                    49,744          38,719        238,069        122,475
  Other operation and maintenance                                            265,555         182,936        582,510        368,468
  Depreciation and amortization                                               77,985          70,566        157,584        146,115
  Taxes other than income taxes                                               20,785          25,194         46,861         52,982
                                                                       -------------------------------------------------------------
                                                                             589,350         484,059      1,403,099        991,631
                                                                       -------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Operating income                                                              56,942          60,401        138,983        124,265
                                                                       -------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                            56,198          46,036        111,712         90,523
  Interest income from loans to discontinued operations, net                     (27)         (4,234)        (3,281)        (7,600)
  Equity (income) loss from unconsolidated investments                        (9,237)          6,809         (4,983)         3,596
  Allowance for funds used during construction                                (4,572)         (1,696)        (8,433)        (3,350)
  Preferred dividend requirements of subsidiaries                              3,968           1,682          8,126          3,364
  Impairment of available-for-sale securities of McLeodUSA Inc.                   --           6,044             --         27,218
  Miscellaneous, net                                                          (7,334)          7,402         (4,919)        17,006
                                                                       -------------------------------------------------------------
                                                                              38,996          62,043         98,222        130,757
                                                                       -------------------------------------------------------------
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Income (loss) from continuing operations before income taxes                  17,946          (1,642)        40,761         (6,492)
                                                                       -------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Income taxes                                                                   6,217           3,866         14,393          6,807
                                                                       -------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations                                      11,729          (5,508)        26,368        (13,299)
                                                                       -------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Income from discontinued operations, net of tax                               20,425          11,823         11,291         29,357
                                                                       -------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Income before cumulative effect of changes in
      accounting principles, net of tax                                       32,154           6,315         37,659         16,058
                                                                       -------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Cumulative effect of changes in accounting principles, net of tax                 --              --         (5,983)            --
                                                                       -------------------------------------------------------------
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Net income                                                                   $32,154          $6,315        $31,676        $16,058
                                                                       =============================================================
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Average number of common shares outstanding (diluted)                         93,022          90,553         92,780         90,304
                                                                       =============================================================
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Earnings per average common share (basic and diluted):
   Income (loss) from continuing operations                                    $0.13         ($0.06)         $0.28         ($0.15)
   Income from discontinued operations                                          0.22           0.13           0.12           0.33
   Cumulative effect of changes in accounting principles                         --              --          (0.06)            --
                                                                       -------------------------------------------------------------
   Net income                                                                  $0.35          $0.07          $0.34          $0.18
                                                                       =============================================================
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Dividends declared per common share                                            $0.25          $0.50          $0.50          $1.00
                                                                       =============================================================
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

Alliant Energy - Second Quarter 2003 Earnings
Page 6 of 6
July 28, 2003

                                                    KEY STATISTICS

                                                                    For the Twelve Months
                                                                        Ended June 30,
                                                                     2003           2002
                                                                 -----------------------------
                                                                    (in thousands, except
                                                                      per share amounts)
   Operating revenues                                              $2,864,528     $2,332,789
   Income from continuing operations                                 $127,123        $87,731
   Net income                                                        $122,499       $141,500
   Average common shares (diluted)                                     92,197         86,194
   Earnings per share (diluted)                                         $1.33          $1.64

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                                                                     For the Three Months         For the Six Months
                                                                        Ended June 30,              Ended June 30,
                                                                     2003           2002          2003         2002
                                                                 ----------------------------- -------------------------

Domestic utility electric sales from ultimate customers                5,930         6,135         12,282      12,150
(thousands of MWh)

Total domestic utility electric sales                                  7,196         7,396         14,931      14,658
(thousands of MWh)

Utility gas sold & transported                                        17,454        18,855         59,059      54,387
(thousands of dekatherms)

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Book value per share, June 30, 2003                                   $20.54
Book value per share, June 30, 2002                                   $20.23

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